CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated February 7, 2005 on the financials statements and financial highlights of Diamond Hill Funds, in Post-Effective Amendment Number 22 to the Registration Statement (Form N-1A, No. 333-22075) included in the Annual Report to Shareholders for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP

Cincinnati, Ohio
December 27, 2005